Exhibit 10.10

[EN Translation]

Termination Agreement

This Termination Agreement (hereinafter “This Agreement”) is made and entered into on September 30, 2018 in [   ] by and between:

(1)	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited, a duly registered and validly existing wholly foreign owned enterprise established under the laws of the PRC. Registered Address: No. 2206, Jinlong Plaza, Caiwuwei, Hongbao Road, Luohu District, Shenzhen, China. (hereinafter “WFOE”)

(2)	Sanhe City Lucksky Electrical Engineering Co., Ltd., a validly existing limited liability company established under the laws of the PRC. Registered Address: East to Yanjiao Development Zone Power Plant of San He City, north to Zhongqing Cementing Compound Company. (hereinafter “VIE Company”)

(3)	LuckSky (Hong Kong) Aerodynamic Electricity Limited., a validly existing wholly foreign owned enterprise established under the laws of the HKSAR. Registered Address: Room 12A-13, 41/F., Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong. (hereinafter “LuckSky HK”)

(4)	LuckSky Holding (Group) Co., Ltd., a limited liability company established and validly existing under the laws of the PRC, registered at: Room 12B, 12th Floor, Building 1, Shangdi Information Road No. 2, Haidian District, Beijing. (hereinafter “LuckSky Holding” )

(5)	Zhou Jian, a citizen of the PRC, ID No.: 42232319771028075x

(6)	Zhou Dengrong, a citizen of the PRC, ID No.: 42232319510712071x. (Collectively with Zhou Jian as “Existing Shareholders”)

In This Agreement, VIE Company, WFOE, LuckSky HK, LuckSky Holding and Existing Shareholders are referred to below as “Each Party” and collectively as “Parties”.

WHEREAS:

1.	July 25, 2014, VIE Company and WFOE signed the Framework Agreement on Business Cooperation, Agreement on Exclusive Management, Consulting and Training and Technical Service, Agreement on Know-how Sub-License; Existing Shareholders signed the Equity Pledge Agreement with VIE Company and WFOE; Existing shareholders issued POA to WFOE; Existing shareholders signed the Exclusive Option Agreement with VIE Company, WFOE and Luck Sky HK. (The above documents are collectively referred to as “Existing Control Documents”).

2.	The Parties hereby agree to terminate the Existing Control Documents in accordance with the terms of This Agreement.

3.	July 25, 2014, the Existing Shareholders signed License Agreement with WFOE; LuckSky Holdings and WFOE signed License Agreement. (Collectively referred to as “License Agreements”).

NOW, through consultation, the Parties hereby agree as follows:

1.	Terminate Existing Control Documents

1.1	The Parties hereby irrevocably agree and confirm that the Existing Control Documents are terminated from the date of signing This Agreement and no longer have any effect. The Parties shall immediately apply to the relevant industrial and commercial administration department for the cancellation of the pledge registration. For the avoidance of doubt, the Existing Control Documents do not include the License Agreements, and the License Agreements will continue to be valid after the entry into force of This Agreement.

1.2	From the date of signing This Agreement, the Parties no longer have the rights under the Existing Control Documents and stop performing the obligations under the Existing Control Documents. The Parties do not need to revert to their original status or return them based on the parts of the Existing Control Documents that have been fulfilled.

1.3	The Parties to This Agreement hereby irrevocably and unconditionally waive all disputes, claims, claims, rights, obligations, liabilities, actions that are directly or indirectly related to the Existing Control Documents or arising from Existing Control Documents of other Parties to This Agreement in the past, present or future.

1.4	Without prejudice to the general application of Article 1.3 above, from the date of signing This Agreement, the Parties to This Agreement hereby waive its successors, successors, assigns or estate executors, in the past, present or in the future, other parties to This Agreement, current and past directors, officers, employees, legal counsel and agents of such other parties, affiliates of such persons, and their respective successors and assignees from all disputes, claims, claims, rights, obligations, liabilities, actions that are directly or indirectly related to the Existing Control Documents or arising from Existing Control Documents of other parties to This Agreement in the past, present or future.

2.	Statement and Assurance

Each party hereby expresses and warrants to the other parties jointly and severally on the date of signing This Agreement as follows:

2.1	It has obtained the necessary authorization to sign This Agreement; its signing and performance of This Agreement does not constitute a conflict, limitation or violation of laws, regulations or agreements that are binding or influential to it.

2.2	Upon signing This Agreement, it constitutes an obligation to the Parties to be lawful, valid, binding and enforceable under the terms of This Agreement.

2.3	There are no litigation, arbitration, or legal, administrative or other procedures or government investigations in connection with the subject matter of This Agreement.

3.	Commitment

In order to successfully complete the termination of rights and obligations under the Existing Control Documents, the Parties shall sign all necessary or appropriate documents and take all necessary or appropriate actions to actively cooperate with other parties to obtain relevant government approvals and/or registration documents and handle the relevant termination procedures.

4.	Liability

Whereas any party violates This Agreement and makes all or part of This Agreement unable to be performed shall be liable for breach of contract and compensate the other party for the losses suffered by this party.

5.	Confidentiality

The Parties acknowledge and determine that any oral or written information exchanged with respect to This Agreement is Confidential Information. The Parties shall keep all such information confidential and may not disclose any relevant information to any third party without the prior written consent of the other parties to the agreement, except in the following cases: (a) the public is aware of or will be aware of the information. (and not disclosed to the public by one of the recipients); (b) applicable law or regulation requires the disclosure of information; or (c) the potential investor, legal or financial advisor of any party is also required to comply with the confidentiality obligations similar to this clause. If the leak is from a staff member or an institute of any party, it is deemed to be the leak of the party, it shall be liable for breach of contract in accordance with This Agreement. This Agreement shall remain in force regardless of the termination of This Agreement for any reason.

6.	Applicable Law and Dispute Resolution

6.1	Agreement entered into, validity, interpretation, performance, amendment and termination and dispute settlement are governed by Chinese law.

6.2	In the event of any dispute, claim, dispute, or breach of contract, termination or invalidation (“Dispute”) in connection with the interpretation or enforcement of This Agreement, the Parties shall first resolve it through friendly negotiation. If either party issues a written notice requesting that the Dispute negotiation, the Parties failed to settle is through friendly negotiation, unless agreed in writing, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission in accordance with its arbitration rules in effect at that time. The place of arbitration is in Beijing. Any arbitral award made in accordance with the provisions of this Article shall be final and binding on all Parties.

6.3	In the event of any dispute or dispute arising from the interpretation and performance of This Agreement is under arbitration, the Parties to This Agreement shall continue to exercise their respective rights under This Agreement.

7.	Others

7.1	This Agreement shall become effective immediately upon signing or sealing by the Parties on the date listed on the first paragraph.

7.2	This Agreement may be signed in one or more counterparts, each of which is equally authentic.

7.3	The Parties to This Agreement may modify and supplement This Agreement by written agreement. Modifications and/or supplemental agreements between the Parties to This Agreement are an integral part of This Agreement and have the same legal effect as This Agreement.

7.4	The invalidity or unenforceability of any provision under This Agreement shall not affect the legal effect of other provisions of This Agreement.

This English translation is for reference only.

[No text below]

The Parties have signed This Agreement by their respective duly authorized representatives on the date indicated at the beginning of the article.

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited
[Seal]

Signature:	/s/ Zhou Jian
Name:
Position: Legal Representative

Sanhe City Lucksky Electrical Engineering Co., Ltd.
[Seal]

Signature:	/s/ Zhou Jian
Name:
Position: Legal Representative

LuckSky (Hong Kong) Aerodynamic Electricity Limited.
[Seal]

Signature:	/s/ Zhou Jian
Name:
Position: Legal Representative

The Parties have signed This Agreement by their respective duly authorized representatives on the date indicated at the beginning of the article.

LuckSky Holding (Group) Co., Ltd.
[Seal]

Signature:	/s/ Zhou Jian
Name:
Position: Legal Representative

Zhou Jian
Signature:	/s/ Zhou Jian

Zhou Deng Rong
Signature:	/s/ Zhou Deng Rong